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EXHIBIT 10.1

[EXECUTION COPY]

AMENDMENT NO. 3

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of October 1, 2002, is made among Cogent Communications, Inc., a Delaware corporation ("Borrower"), Cogent Internet, Inc., a Delaware corporation ("Additional Borrower"), Cogent Communications Group, Inc., a Delaware corporation ("Holdings"), and Cisco Systems Capital Corporation, a Nevada corporation ("Lender" or "Agent").

        WHEREAS, Borrower, Additional Borrower, Agent and the several financial institutions from time to time party thereto ("Lenders") entered into a Second Amended and Restated Credit Agreement dated as of October 24, 2001, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of February 4, 2002 and Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of April 17, 2002 (as amended, the "Credit Agreement");

        WHEREAS, in order to clarify the Credit Agreement, Borrower, Additional Borrower, Holdings and Agent desire, in accordance with Section 8.1 of the Credit Agreement, to amend the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows

        SECTION 1    Definitions; Interpretation.

        (a)    Terms Defined in Credit Agreement.    All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        (b)    Interpretation.    The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

        SECTION 2    Amendments to the Credit Agreement.

The Credit Agreement shall be amended as follows:

        Section 5.1(k)(vii) of the Credit Agreement is hereby amended by striking the phrase "of Holdings."

        SECTION 3    Miscellaneous.

        (a)    Credit Agreement Otherwise Not Affected.    Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. Agent's execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the "Amendment Documents") shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.

        (b)    No Reliance.    Borrower hereby acknowledges and confirms to Agent that Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

        (c)    Costs and Expenses.    Borrower agrees to pay to Agent on demand the reasonable out-of-pocket costs and expenses of Agent, and the reasonable fees and disbursements of counsel to Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

        (d)    Binding Effect.    This Amendment shall be binding upon, inure to the benefit of and be enforceable by Borrower, Agent, Additional Borrower, Holdings and their respective successors and assigns.

        (e)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        (f)    Complete Agreement; Amendments.    This Amendment, together with the other Amendment Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 8.1 of the Credit Agreement.

        (g)    Severability.    Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

        (h)    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        (i)    Interpretation.    This Amendment and the other Amendment Documents are the result of negotiations between and have been reviewed by counsel to Agent, Borrower and other parties, and are the product of all parties hereto. Accordingly, this Amendment and the other Amendment Documents shall not be construed against Agent or any Lender merely because of Agent's involvement in the preparation thereof.

        (j)    Loan Documents.    This Amendment and the other Amendment Documents shall constitute Loan Documents.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

Cogent Communications, Inc.
By	/s/ DAVE SCHAEFFER Title: Chief Executive Officer

Cogent Communications Group, Inc.
By	/s/ DAVE SCHAEFFER Title: Chief Executive Officer

Cogent Internet, Inc.
By	/s/ DAVE SCHAEFFER Title: President

Cisco Systems Capital Corporation
By	/s/ BRIAN P. FUKUHARA Title: Brian P. Fukuhara Chief Credit Officer

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  EXHIBIT 10.1
AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT